  Exhibit 10.30

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, INCENTIVE STOCK OPTION GRANT AGREEMENT AND NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Employment Agreement (the “Employment Agreement”) by and between Steve Rychnovsky (the “Employee”) and Adgero Biopharmaceuticals Holdings, Inc. (the “Company”) and to that certain Incentive Stock Option Grant Agreement (the “ISO Agreement”) by and between the Employee and the Company and to that certain Nonqualified Stock Option Grant Agreement (the “NQSO Agreement”) by and between the Employee and the Company, is effective as of February 8, 2017.

WHEREAS, the Employment Agreement sets forth the terms and conditions of Employee’s employment with the Company;

WHEREAS, the Company and Employee desire to amend the Employment Agreement to provide for full acceleration of unvested options upon certain change in control terminations;

WHEREAS, the Company and Employee desire to amend the vesting schedule in the ISO Agreement and the NQSO Agreement to provide for full acceleration of unvested options upon certain change in control terminations;

WHEREAS, Section 5.3 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to an instrument in writing between the Company and Employee; and

WHEREAS, Section 12 of the ISO Agreement and the NQSO Agreement provides that the ISO Agreement and the NQSO Agreement may be amended pursuant to an instrument in writing between the Company and Employee.

NOW, THEREFORE, the Company and Employee hereby agree that the Employment Agreement, the ISO Agreement and the NQSO Agreement shall be amended as follows:

1.
The third sentence of Section 3.1(c) of the Employment Agreement is hereby amended and restated to read as follows:

“Notwithstanding anything in the Plan to the contrary, if the Executive is terminated without Cause (as defined in Section 4.1(b)) or resigns with Good Reason (as defined in Section 4.1(c)) within twenty-four (24) months following a Change in Control (as defined in Section 5.19), in lieu of the application of Section 4.1(d)(ii), the Executive shall receive accelerated vesting of all unvested options upon the Termination Date and all of the Executive’s outstanding vested stock options shall remain exercisable for a period of nine (9) months, measured from the Termination Date (but in no event later than the expiration date of their term); provided, however, that in the event stock options under the Plan are cancelled or otherwise terminated pursuant to the Plan in connection with such Change in Control, the Executive’s stock options may be cancelled or otherwise terminated, as applicable, on terms no less favorable than those provided to other similarly situated option holders.”

2.
Section (f) of Exhibit A of the ISO Agreement and the NQSO Agreement is hereby amended and restated as follows:

“Vesting Schedule: The shares subject to the option shall vest in three (3) equal annual installments, beginning on the first anniversary of the date of grant, and continuing on each of the second and third anniversaries, provided that the Optionee remains a service provider to the Company through each applicable vesting date. Notwithstanding the foregoing, pursuant to the terms of the Employment Agreement by and between the Company and the Optionee dated April 8, 2016 (the “Employment Agreement”), (i) if the Company experiences a Change in Control (as defined in the Employment Agreement) and within twenty-four (24) months following the Change in Control, the Company terminates the Optionee’s employment without Cause (as defined in the Employment Agreement) or the Optionee resigns for Good Reason (as defined in the Employment Agreement), then upon such termination all unvested options shall vest upon the Termination Date (as defined in the Employment Agreement) or (ii) if (other than within twenty-four (24) months following a Change in Control) the Company terminates the Optionee’s employment without Cause (as defined in the Employment Agreement) or the Optionee resigns for Good Reason (as defined in the Employment Agreement), then upon such termination a number of options shall automatically vest equal to the number of unvested options that would have vested had the Optionee remained continuously employed by the Company during the period beginning on the date of such termination and ending on the six (6) month anniversary of the date of such termination (i.e., options representing fifty (50%) percent (6 months out of 12) of the options that would have vested on the next annual vesting date will vest on the Termination Date (as defined in the Employment Agreement)).”

3.
This Amendment shall supersede all prior agreements, whether oral or written, between the parties with respect to the subject matter herein.

4.
Except as amended herein, the Employment Agreement, the ISO Agreement and the NQSO Agreement shall remain in full force and effect.

5.
This Amendment may be executed in several counterparts, each of which is deemed to be an original but all of which together will constitute one and the same instrument. This Amendment may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of this 8th day of February, 2017.

Adgero Biopharmaceuticals Holdings, Inc.

/s/ Frank G. Pilkiewicz
Name: Frank G. Pilkiewicz
Title:Presidet and CEO

Employee

/s/ Steve Rychnovsky
Steve Rychnovsky